UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2005
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-22739 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)		77060 (Zip Code)
281-618-0400
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 13, 2005, the Board of Directors of the Company adopted the amendment and restatement of the following sections of the Company’s Second Amended and Restated By-Laws to provide for uncertificated shares of the Company’s stock:
     (i) “Section 6.01. Certificates. The shares of the Corporation may be certificated or uncertificated, as provided under Minnesota law. Certificates shall be approved by the Board of Directors and signed by any two (2) of the Chairman, President, Chief Financial Officer or Corporate Secretary. Each certificate shall state the name of the Corporation, that the Corporation is incorporated in Minnesota, the name of the person to whom it is issued, the number and class or series of shares represented thereby, the date of issue, the par value of such shares, if any, and may contain such other provisions as the Board may designate. Any or all of the signatures on the certificate may be a facsimile.”
     (ii) “Section 6.03. Transfer of Shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation on behalf of the registered owner, or his duly authorized attorney, and, in the case of stock represented by a certificate, upon surrender of the certificate duly and properly endorsed together with proper evidence of authority to transfer. The Corporation may issue a new certificate for the shares surrendered to the person or persons entitled thereto.”
     These provisions will be first implemented in connection with the payment of the two-for-one split of the Company’s common stock to be paid on or about December 8, 2005, to owners of record as of the close of business December 1, 2005.
     A copy of the Second Amended and Restated By-Laws, as amended, are attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description
3.1	Second Amended and Restated By-Laws of Cal Dive International, Inc., as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 1, 2005

CAL DIVE INTERNATIONAL, INC.
By:	/s/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of Cal Dive International, Inc., as amended.